As filed with the U.S. Securities and Exchange Commission on December 15, 2025.

Registration Nos. 333-276430 and 333-276597

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C3is Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

331 Kifissias Avenue

Kifissia 14561 Athens, Greece

(Address of principal executive offices)

Dr. Diamantis Andriotis

331 Kifissias Avenue

Erithrea 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Finn Murphy, Esq.

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 459-7257

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 to Form F-1 (this “Post-Effective Amendment”) is being filed to update the Registration Statement on Form F-1 (Registration No. 333-276430) (the “Prior Registration Statement”), which became effective on January 18, 2024, and the Registration Statement on Form F-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (Registration No. 333-276597), effective as of January 19, 2024 (the “Additional Registration Statement” and, together with the Prior Registration Statement, the “Original Registration Statement”), as amended by Post-Effective Amendment No. 1 to Form F-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2024, Post-Effective Amendment No. 2 to Form F-1 filed with the SEC on December 10, 2024, Post-Effective Amendment No. 3 to Form F-1 filed with the SEC on April 30, 2025 and Post-Effective Amendment No. 4 to Form F-1 filed with the SEC on October 1, 2025. This Post-Effective Amendment No. 5 to Form F-1 is being filed by the Registrant to incorporate by reference the Registrant’s Current Report on Form 6-K filed with the SEC on November 18, 2025 (the “November Report”). Pursuant to Rule 429 under the Securities Act, the prospectus contained in the Original Registration Statement has been combined into the prospectus contained in this Post-Effective Amendment. Accordingly, this Post-Effective Amendment amends the Original Registration Statement. Prior to the filing of the November Report, (1) the underwritten offering (the “Underwritten Offering”) to which the Original Registration Statement related was completed, including the partial exercise of the underwriters’ overallotment option, and (2) Class B-1 Warrants were exercised for an aggregate of $5,877,920 of shares of common stock and Class B-2 Warrants were exercised for an aggregate of $6,644,153 shares of common stock. Accordingly, this Post-Effective Amendment relates only to the exercise of the remaining Class B-1 Warrants which are exercisable for up to an aggregate of $159,580 of shares of common stock, and Class B-2 Warrants which are exercisable for up to an aggregate of $7,040,847 of shares of common stock, on a split-adjusted basis, that were issued as a component of the units in the Underwritten Offering.

The applicable registration fees were paid in connection with the filing of the Original Registration Statement on January 8, 2024 and January 19, 2024, respectively.

All share information in this Post-Effective Amendment No. 5 reflects (i) the 1-for-100 reverse stock split of the Company’s common stock effected at 11:59 p.m., Eastern Time, on April 11, 2024; (ii) the 1-for-2.5 reverse stock split of the Company’s common stock effected at 11:59 p.m., Eastern Time, on December 31, 2024; and (iii) the 1-for-6 reverse stock split of the Company’s common stock effected at 11:59 p.m., Eastern Time, on April 3, 2025.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION PRELIMINARY

PROSPECTUS DATED DECEMBER 15, 2025

Up to $7,200,427 of Common

Shares issuable upon the exercise of

outstanding Class B-1 Warrants and Class B-2 Warrants

C3IS INC.

This prospectus relates to the issuance of up to $7,200,427 of shares of common stock issuable upon the exercise of outstanding Class B-1 Warrants to purchase common stock with an aggregate exercise price of $159,580, which we refer to as the Class B-1 Warrants, and outstanding Class B-2 Warrants to purchase common stock with an aggregate exercise price of $7,040,847, which we refer to as the Class B-2 Warrants. The Class B-1 Warrants and Class B-2 Warrants were issued in connection with our underwritten public offering which closed on January 23, 2024, each currently have an exercise price of $3.0391 per common share and are currently exercisable for an aggregate of 52,511 and 2,316,754 shares of common stock, respectively. The exercise price and number of shares of common stock issuable upon exercise of the Class B-1 Warrants and the Class B-2 Warrants each may be adjusted upon the occurrence of certain events; however, the aggregate exercise price of such warrants shall not be increased.

Each Class B-1 Warrant will expire on January 23, 2029, which is five years from issuance. Each Class B-2 Warrant will expire on January 23, 2029, which is five years from issuance.

Our common stock are traded on the Nasdaq Capital Market under the symbol “CISS.” The last reported sale price of our common stock on the Nasdaq Capital Market on December  12, 2025, was $0.25 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus and the “Risk Factors” section of our Annual Report on Form 20-F that is incorporated by reference into this prospectus before you make an investment in our securities.

We are an “emerging growth company” as that term is used in the Securities Act of 1933, as amended (the “Securities Act”), and, as such, we may elect to comply with certain reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated     , 2025.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in any free writing prospectus filed with the SEC, as well as any amended prospectus and any prospectus supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information By Reference. We have not, and the underwriters have not, authorized anyone to provide you with different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Unless otherwise indicated, references to “C3is,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, C3is Inc., and its subsidiaries, except where the context otherwise requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 regarding the securities being offered pursuant to this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered by this prospectus, you may wish to review the full registration statement, including its exhibits.

We are subject to the information requirements of the Securities Exchange Act of 1934, and, in accordance therewith, we will be required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. We expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with U.S. GAAP and make available to our shareholders quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year. Our annual report will contain a detailed statement of any transactions between us and our related parties.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 28, 2025;

•	our Report on Form 6-K, filed with the SEC on September 29, 2025;

•	our Report on Form 6-K, filed with the SEC on October 9, 2025;

•	our Report on Form 6-K, filed with the SEC on November 18, 2025

•	our Report on Form 6-K, filed with the SEC on December 12, 2025; and

•	our Registration Statement on Form 8-A filed with the SEC on June 8, 2023, including any subsequent amendments or reports filed for the purpose of updating such description.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at http://c3is.pro. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Requests for such information should be made to us at the following address:

C3is Inc.

331 Kifissias Avenue

Kifissia 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

Attention: Chief Financial Officer

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	future operating or financial results;

•	global and regional economic and political conditions including the conflict in Ukraine and related sanctions, tariffs imposed by the U.S. and other countries and future oil prices and production;

•	pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	future supply and demand for crude oil and drybulk cargoes;

•	competition in the marine transportation industry, including, in particular, the drybulk and tanker sectors;

•	shipping market trends, including charter rates, factors affecting supply and demand and world drybulk carrier and tanker fleet composition;

•

potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists, including the conflicts in Ukraine and Gaza and the Houthi attacks in the Red Sea and the Gulf of Aden and the related global response;

•	ability to employ our vessels profitably;

•	performance by the counterparties to our charter agreements;

•

our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, the terms of such financing and our ability to comply with covenants set forth in our financing arrangements;

•	performance by the shipyards constructing any newbuilding vessels we order; and

•	expectations regarding vessel acquisitions and dispositions.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD- LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

MARKET DATA

The Company uses market data throughout this prospectus. The Company has obtained certain market data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projections or forecasts will be achieved. The Company believes that the surveys and market research others have performed are reliable, but the Company has not independently verified this information.

PROSPECTUS SUMMARY

This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled “Risk Factors” and the more detailed information that appears later in this prospectus before making an investment in our securities.

C3is Inc. was incorporated under the laws of the Republic of the Marshall Islands on July 25, 2022 to serve as the holding company of two subsidiaries, each owning one of the two drybulk carriers in our initial fleet, that Imperial Petroleum Inc. (“Imperial Petroleum”) subsequently contributed to us in connection with the Spin-Off (as defined below), together with $5,000,000 in cash as working capital, in return for our Common Shares and Series A Convertible Preferred Stock. On June 21, 2023, Imperial Petroleum distributed all of our outstanding Common Shares, to its stockholders and warrantholders, which completed our separation from Imperial Petroleum (the “Spin-Off”).

Unless otherwise indicated, references to “C3is,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, C3is Inc., and its subsidiaries, except where the context otherwise requires. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus are to the lawful currency of the United States of America. All share information in this prospectus reflects (i) the 1-for-100 reverse stock split of the Company’s common stock effected at 11:59 p.m., Eastern Time, on April 11, 2024; (ii) the 1-for-2.5 reverse stock split of the Company’s common stock effected at 11:59 p.m., Eastern Time, on December 31, 2024; and (iii) the 1-for-6 reverse stock split of the Company’s common stock effected at 11:59 p.m., Eastern Time, on April 3, 2025.

Overview

We are a provider of international seaborne transportation services to drybulk charterers, including major national and private industrial users, commodity producers and traders, and oil producers, refineries and commodities traders and producers. As of the date of this prospectus, we own and operate a fleet of three drybulk carriers, that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers, and one Aframax crude oil tanker that transports crude oil. The total cargo carrying capacity of our fleet is 213,464 dwt.

Corporate Structure

C3is Inc. is a holding company existing under the laws of the Marshall Islands. Our principal executive offices are located at 331 Kifissias Avenue, Kifissia 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001. Our website is http://c3is.pro. The information on or linked to on our website is not a part of this prospectus.

Upon the completion of the Spin-Off on June 21, 2023, we began operating as a separate company from Imperial Petroleum, the Nasdaq-listed ship-owning company serving the petroleum products, crude oil and drybulk sectors of the international shipping industry, of which we were previously a part. On July 14, 2023, the Company acquired the Aframax tanker, “Afrapearl II (ex. Stealth Berana)” (2010 built), from Imperial Petroleum Inc. On April 12, 2024, the Company acquired the drybulk carrier, “Eco Spitfire” (2012 built), from Brave Maritime, an affiliated company.

Reverse Stock Split. Effective as of 11:59 p.m., Eastern Time, on April 11, 2024, the Company effected a one-for-one hundred reverse stock split of its shares of common stock. Effective as of 11:59 p.m., Eastern Time, on December 31, 2024, the Company effected a one-for-two-and-a-half reverse stock split of its shares of common stock. Effective as of 11:59 p.m., Eastern Time, on April 3, 2025, the Company effected a one-for-six reverse stock split of its shares of common stock. The Company’s outstanding Class A Warrants were proportionately adjusted to increase the exercise price and reduce the number of shares issuable upon exercise in accordance with their terms.

Other Information

Because we are incorporated under the laws of the Republic of the Marshall Islands, you may encounter difficulty protecting your interests as shareholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Service of Process and Enforcement of Civil Liabilities” for more information.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002 (“Section 404”); and

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Spin-Off, or such earlier time that we are no longer an emerging growth company. As a result, we do not know if some investors will find our common stock less attractive. The result may be a less active trading market for our common stock, and the price of our common stock may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) December 31, 2028; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption, and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Issuer	C3is Inc., a Marshall Islands corporation.

Securities offered by us	Up to $159,580 of shares of common stock issuable from time to time upon the exercise of outstanding Class B-1 Warrants and up to $7,040,847 of shares of common stock issuable from time to time upon the exercise of outstanding Class B-2 Warrants. Each Class B-1 Warrant is exercisable at any time at an exercise price of $3.0391 per share or pursuant to an alternative cashless exercise option and will expire on January 23, 2029. Each Class B-2 Warrant is exercisable at any time at an exercise price of $3.0391 per share and will expire on January 23, 2029.

Shares of common stock to be outstanding immediately after the offering(1)	10,337,643 shares, assuming all Class B-1 Warrants and Class B-2 Warrants are exercised on a cash basis, at the current exercise price of $3.0391 per share as of December 12, 2025.

Use of Proceeds

We estimate that we would receive net proceeds of approximately $159,580 if all Class B-1 Warrants were exercised on a cash basis. We estimate that we would receive net proceeds of approximately $7,040,847 if all Class B-2 Warrants were exercised on a cash basis. It is possible that some or all of the Class B-1 Warrants and Class B-2 Warrants may expire and may never be exercised or may be exercised on a cashless basis.

We intend to use the net proceeds from the exercise of the warrants for capital expenditures, including acquisitions of additional vessels which we have not yet identified, and for other general corporate purposes. See “Use of Proceeds.”

Listing	Our common stock currently trades on the Nasdaq Capital Market under the symbol “CISS.”

Risk factors	Your investment in our securities will involve risks. You should carefully consider all the information in this prospectus, including the information referred to in the section entitled “Risk Factors” on page 8 of this prospectus, including information under the heading “ Forward-Looking Statements,” before deciding whether to purchase our securities.

(1)	The number of Common Shares to be outstanding after this offering is based on 7,968,378 Common Shares outstanding as of December 12, 2025, and excludes:

•

12,500,000 Common Shares issuable upon conversion of the 600,000 shares of Series A Convertible Preferred Stock which are convertible into our Common Shares at a conversion price currently equal to $1.20. The conversion price will be further adjusted to the lowest price of issuance of Common Shares by the Company in any registered offering of Common Shares after the original issuance of shares of Series A Convertible Preferred Stock.

•	3,177 Common Shares issuable upon the exercise of outstanding Class A Warrants with an exercise price of $1,575.00 per share.

•

12,649 Common Shares issuable upon the exercise of outstanding Class C-1 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration.

•	2,410,210 Common Shares issuable upon the exercise of outstanding Class C-2 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events.

•

7,500,000 Common Shares issuable upon the exercise of 7,500,000 outstanding Class D Warrants with an exercise price of $1.20 per share, subject to adjustment to the exercise price per share and number of shares, up to 26,162,790 shares, as determined under the automatic adjustment feature of the Class D Warrant.

•

Common Shares issuable upon the exercise of 7,500,000 outstanding Class E Warrants with an exercise price of $0.00001 per share. subject to adjustment to the number of shares, up to 18,662,790 shares, as determined under the automatic adjustment feature of the Class E Warrant.

•	2,250,000 Common Shares issuable upon the exercise of outstanding pre-funded warrants with an exercise price of $0.00001.

See “Item 10. Additional Information — A. Share Capital—Series A Convertible Preferred Shares” and “Item 10. Additional Information — A. Share Capital—Warrants” in our Annual Report on Form 20-F for the year ended December 31, 2024 incorporated by reference herein.

RISK FACTORS

Any investment in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus, you should consider carefully the following factors and the factors set forth under the heading “Item 3. Key Information-Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 28, 2025 and incorporated herein by reference, before making an investment in our securities. Any of the described risks could significantly and negatively affect our business, financial condition, operating results and prices of our securities. The following risk factors describe the material risks that are presently known to us.

Risks Related to this Offering

Sales of our common stock by shareholders may have an adverse effect on the then prevailing market price of our common stock.

Sales of a substantial number of our common stock in the public market following this offering, including upon exercise of our currently outstanding Class A Warrants, Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants, could cause the market price of our common stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

USE OF PROCEEDS

We estimate that we would receive net proceeds of approximately $159,580 if all Class B-1 Warrants were exercised on a cash basis. We estimate that we would receive net proceeds of approximately $7,040,847 if all Class B-2 Warrants were exercised on a cash basis. It is possible that some or all of the Class B-1 Warrants and Class B-2 Warrants may expire and may never be exercised or may be exercised on a cashless basis.

We intend to use the net proceeds from the exercise of the warrants for capital expenditures, including acquisitions of additional vessels which we have not yet identified, and for other general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization at September 30, 2025:

•	on an actual basis;

•

on an as adjusted basis to give effect to the following transactions, between October 1, 2025 and December 12, 2025: (i) dividends relating to our Series A Convertible Preferred Shares amounting to $0.15 million, (ii) the issuance of an aggregate of 321,971 shares of common stock on a net cashless exercise of 251,124 Class B-2 warrants and 483,518 Class C-2 warrants, (iii) the issuance of 800,000 shares of common stock to certain institutional investors on October 9, 2025 at an offering price of $2.50 per share for total proceeds of $2.0 million and net proceeds of $1.7 million, and (iv) the issuance and sale of 1,700,000 units with an aggregate of 1,700,000 common shares, 1,700,000 Class D Warrants and 1,700,000 Class E Warrants at a public offering price of $1.20 per unit and 5,800,000 units with an aggregate of 5,800,000 common shares, 5,800,000 Class D Warrants and 5,800,000 Class E Warrants at a public offering price of $1.19999 per unit (and subsequent exercise of 3,550,000 pre-funded warrants, and assuming no exercise of additional pre-funded warrants or Class D Warrants or Class E Warrants, that no value is attributed to such warrants and that such warrants are classified as and accounted for as equity), and total expenses of offering amount, which include estimated registration, filing and listing fees, printing fees and legal and accounting expenses amounting to $450,000 and a Placement Agent fee of 6.0% of the aggregate gross cash proceeds of the offering, for net proceeds of $8.01 million; and

•

on an as further adjusted basis, giving effect to the issuance of 2,369,265 shares of common stock upon (i) the exercise for $3.0391 per share of our outstanding Class B-1 Warrants on a cash basis for net proceeds of $159,580 and (ii) the exercise for $3.0391 per share of our outstanding Class B-2 Warrants on a cash basis for net proceeds of $7,040,847.

Please refer to our Current Report on Form 6-K filed with the SEC on November 18, 2025, which includes our interim condensed consolidated balance sheet and interim condensed statements of operations and cash flows as of September 30, 2025, and for the nine-month period then ended, which are incomplete as to notes (“interim financial information”), incorporated by reference herein. Neither C3is Inc.’s independent accountants, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the interim financial information as of September 30, 2025 and for the nine-month period then ended and incorporated by reference herein, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, the interim financial information.

	As of September 30, 2025 (in U.S. Dollars)
	Actual	As Adjusted	As Further Adjusted
Debt:

Bank debt	—	—	—

Total long term debt	—	—	—

Stockholders’ equity(1)(2):
Capital stock ($0.01 par value, 2,000,000,000 shares authorized, 1,596,407 shares issued and outstanding as at September 30, 2025, 7,968,378 as adjusted, 10,337,643 shares as further adjusted)	$15,964	$79,684	$103,377
Preferred stock	6,000	6,000	6,000
Additional paid-in capital	75,818,206	85,444,464	92,621,198
Retained earnings	3,130,190	2,980,190	2,980,190
Total stockholders’ equity	78,970,360	88,510,338	95,710,765

Total capitalization	$78,970,360	$88,510,338	$95,710,765

(1)

Under our amended and restated articles of incorporation we are authorized to issue up to 2,000,000,000 shares of common stock, of which 1,596,407 shares of common stock were issued and outstanding as of September 30, 2025 and 7,968,378 shares of common stock were issued and outstanding as December 12, 2025, and 200,000,000 shares of preferred stock, of which 600,000 shares have been designated as Series A Convertible Preferred Stock, with have a liquidation preference of $25.00 per share and a conversion price of $1.20, subject to adjustment, and 600,000 shares of which are issued and outstanding as of September 30, 2025 and December 12, 2025. In addition, as of December 12, 2025, there were 3,177 shares of common stock subject to outstanding Class A Warrants, with an exercise price of $1,575.00 per share, which expire on July 5, 2028; 52,511 shares of common stock subject to outstanding Class B-1 Warrants, with an exercise price of $3.0391 per share or pursuant to an alternative cashless exercise option, which expire on January 23, 2029; 2,316,754 shares of common stock subject to outstanding Class B-2 Warrants, with an exercise price of $3.0391 per share, which expire on January 23, 2029; 12,649 shares of common stock subject to outstanding Class C-1 Warrants, with an exercise price of $3.0391 per share or pursuant to an alternative cashless exercise option, which expire on March 19, 2029; and 2,410,210 shares of common stock subject to outstanding Class C-2 Warrants with an exercise price of $3.0391 per share, which expire on March 19, 2029; 7,500,000 shares of common stock subject to outstanding Class D Warrants with an exercise price of $1.20 per share, which expire on December 12, 2030; 7,500,000 outstanding Class E Warrants with an exercise price of $0.0001 per share, which expire on December 12, 2030. The conversion price of the Series A Convertible Preferred Stock, Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants, Class C-2 Warrants and Class D Warrants, and the number of shares of common stock issuable thereunder and under the Class E Warrants, are adjustable upon the occurrence of certain events. See “Description of Capital Stock.”

(2)

Except as otherwise noted, all information in this prospectus reflects and assumes no conversion of the outstanding Series A Convertible Preferred Stock and no exercise of outstanding pre-funded warrants, Class A Warrants, Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants, Class C-2 Warrants, Class D Warrants or Class E Warrants.

COMMON STOCK DIVIDEND POLICY

We currently intend to retain our future earnings, if any, to fund the development and growth of our business. Our board of directors will, however, evaluate our dividend policy consistent with our cash flows and liquidity requirements and we may consider paying dividends on our common stock depending on future performance of our business and financial condition. Declaration and payment of any future dividend is subject to the discretion of our Board of Directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, or other financing arrangements, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors, and will be subject to the priority of our Series A Convertible Preferred Stock, which, as described elsewhere in this prospectus, earn dividends at a dividend rate of 5.00% per annum per $25.00 of liquidation preference per share. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment thereof.

TAX CONSIDERATIONS

See “Item 10. Additional Information — E. Tax Considerations” in our Annual Report on Form 20-F for the year ended December 31, 2024 incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

See “Item 10. Additional Information — A. Share Capital” in our Annual Report on Form 20-F for the year ended December 31, 2024 incorporated by reference herein.

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the Class B-1 Warrants and Class B-2 Warrants. As of the date of this prospectus, the outstanding Class B-1 Warrants were exercisable for a total of 52,511 shares of common stock and the Class B-2 Warrants were exercisable for a total of 2,316,754 shares of common stock. For additional information about the Class B-1 Warrants and Class B-2 Warrants, see “Item 10. Additional Information — A. Share Capital” in our Annual Report on Form 20-F for the year ended December 31, 2024 incorporated by reference herein.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands corporation, and our executive office is located outside of the United States in Athens, Greece. Our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

LEGAL MATTERS

Certain legal matters with respect to Marshall Islands law have been passed upon for us by Reeder & Simpson P.C. Certain matters of U.S. Federal and New York law have been passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

The combined financial statements of C3is Inc. Predecessor for the period from January 1, 2022 to October 18, 2022, incorporated by reference in this Prospectus by reference to C3is Inc.’s annual report on Form 20-F for the year ended December 31, 2024, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of C3is Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and for the period from July 25, 2022 (date of incorporation) to December 31, 2022, incorporated by reference in this Prospectus by reference to C3is Inc.’s annual report on Form 20-F for the year ended December 31, 2024, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

OTHER EXPENSES OF ISSUANCE AND OFFERING

The expenses of the offering of the securities to which this prospectus relates were paid in connection with the initial offering of the Class B-1 Warrants and Class B-2 Warrants.

Up to $7,200,427 of Common Shares

issuable upon the exercise of outstanding Class B-1 Warrants and

Class B-2 Warrants

C3IS INC.

PROSPECTUS

    , 2025

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

The bylaws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Marshall Islands Business Corporations Act (the “BCA”), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers.

(1) Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 7. Recent Sales of Unregistered Securities

The Company issued 2,122 shares of its common stock and 600,000 shares of its Series A Convertible Preferred Stock to Imperial Petroleum Inc. in exchange for its contribution to the Company of all the outstanding shares of the Company’s two vessel-owning subsidiaries in conjunction with the spin-off transaction completed on June 21, 2023. These issuances were each exempt from registration as a transaction not involving an offering in the United States under Regulation S of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

1.1	Form of Underwriting Agreement**

3.1	Restated Articles of Incorporation of the Company, as amended by Articles of Amendment, dated April 11, 2024, to Restated Articles of Incorporation, Articles of Amendment, dated December 31, 2024, to Restated Articles of Incorporation and Articles of Amendment, dated April 3, 2025, to Restated Articles of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F filed with the SEC on April 28, 2025)

3.2	Amended and Restated Bylaws of C3is Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (File No. 333-276430) filed with the SEC on January 8, 2024)

3.3	Statement of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 (File No. 333-272939) filed with the SEC on June 26, 2023)

4.1	Form of Class A Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2023)

4.2	Form of Class B-1 Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on January 23, 2024)

4.3	Form of Class B-2 Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on January 23, 2024)

4.4	Form of Class C-1 Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on March 19, 2024)

4.5	Form of Class C-2 Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on March 19, 2024)

4.6	Form of Class D Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on December 12, 2025)

4.7	Form of Class E Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on December 12, 2025)

4.8	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Report on Form 6-K filed with the SEC on December 12, 2025)

5.1	Opinion of Reeder & Simpson P.C. (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form F-1 (File No. 333-276868) filed with the SEC on February 5, 2024)

5.2	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.2 to the Company’s Registration Statement on Form F-1 (File No. 333-276868) filed with the SEC on February 5, 2024)

10.1	Management Agreement between C3is Inc. and Brave Maritime Corp. Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1/A (File No. 333-271228) filed with the SEC on May 17, 2023)

10.2	Contribution Agreement between C3is Inc. and Imperial Petroleum Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1/A (File No. 333-271228) filed with the SEC on May 17, 2023)

10.3	Equity Compensation Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1/A (File No. 333-271228) filed with the SEC on May 17, 2023)

21.1	Significant Subsidiaries of C3is Inc. (incorporated by reference to Exhibit 8 to the Company’s Annual Report on Form 20-F filed with the SEC on April 28, 2025)

23.1	Consent of Deloitte Certified Public Accountants S.A., Independent Registered Public Accounting Firm, C3is Inc. (Predecessor)*

23.2	Consent of Deloitte Certified Public Accountants S.A., Independent Registered Public Accounting Firm, C3is Inc. (Successor)*

23.3	Consent of Reeder & Simpson P.C. (included in Exhibit 5.1)

23.4	Consent of Goodwin Procter LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included on signature page)**

107	Filing Fee Table**

*	Filed herewith.
**	Previously filed.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes that:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)

That, for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on the 15th day of December, 2025.

C3IS INC. (Registrant)

By:	/s/ Dr. Diamantis Andriotis
Name:	Dr. Diamantis Andriotis
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 15, 2025.

Signature	Title

/s/ Dr. Diamantis Andriotis Dr. Diamantis Andriotis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Nina Pyndiah Nina Pyndiah	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Harry N. Vafias	Director

* John Kostoyannis	Director

* George Xiradakis	Director

*By:	/s/ Dr. Diamantis Andriotis
Dr. Diamantis Andriotis
Attorney-in-Fact

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement on Form F-1 in the City of Newark, State of Delaware, on December 15, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director